Exhibit 16.1

September 28, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir or Madam,

We have read the statements of HF Financial Corp. that are included in Item 4.01 of the Current Report on Form 8-K of HF Financial Corp., dated September 28, 2004, to be filed with the Securities and Exchange Commission, and we are in agreement with the statements contained therein concerning our firm.

Very truly yours,

/s/ McGladrey & Pullen, LLP
McGladrey & Pullen, LLP